United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2021

Puget Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)

1200 North Federal Highway, Suite 200- A; Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

1 561 210-8535
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.02	Termination of a Material Deﬁnitive Agreement.

BCSF

As previously disclosed, on August 23, 2021, Puget Technologies, Inc. (“Puget” or the “Registrant”) entered into an acquisition and option agreement with Ms. Yipsi Martin (the “BCSF Acquisition Agreement”) pursuant to which it was anticipated that, subject to appropriate due diligence investigations, the Registrant would acquire a 50 percent interest in Behavioral Centers of South Florida LLC, a Florida limited liability company (“BCSF”), with an option to acquire the remaining 50 percent interest.

On December 2, 2021, the Registrant entered into a release agreement with BCSF under which the parties agreed to terminate the BCSF Acquisition Agreement effective December 4, 2021 (the “Release Agreement”).

The foregoing description of the BCSF Acquisition Agreement and the Release Agreement are subject to, and qualified in their entirety by, the full text of the BCSF Acquisition Agreement, which was filed as Exhibit 10.01 to the Current Report on Form 8-K filed by the Registrant on August 27, 2021, and the full text of the Release Agreement, which is attached as Exhibit 99.01 hereto, and each of which is incorporated herein by reference.

Glades

As previously disclosed, on October 28, 2021, the Registrant entered into a merger agreement and plan of reorganization (the “Glades Agreement”) with a joint venture formed by Primary Medical Physicians, LLC, a Florida limited liability, Personal Care Medical Group, LLC, a Florida limited liability company, and, Glades Medical Centers LLC, a Florida limited liability company using Glades Medical Centers of Florida, LLC, a Florida limited liability company as the joint venture vehicle all four entities being collectively referred to in this Current Report as “Glades.” The Glades principals involved included Messrs. Carlos H. Arce, Esquire, Robbie Chamoun and Daniel Sierra, and, Ramon A. Berenguer, MD. Until his recent resignation described below, Mr. Arce also served as the general counsel, chief compliance officer, secretary and vice president of the Registrant.

The Registrant’s president, Karen Lynn Fordham, and the chairman of its board of directors, Hermann Burckhardt, conducted diligence and subsequently the parties decided to terminate the Glades Agreement. On December 3, 2021, the Glades principals indicated their intent to end negotiations by way of a letter addressed to the Registrant.  Ms. Fordham and Mr. Burckhardt then responded to the December 3 letter on December 8, 2021, indicating that the Registrant consented to the termination of the Glades Agreement in accordance with Paragraph 7.1(A) thereof.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

(b) Departure of Officer

The disclosure set forth above in Item 1.02 of this Current Report on Form 8-K under the caption “Glades” is incorporated by reference herein. On December 3, 2021, Carlos H. Arce, Esquire resigned from his positions with Puget as its general counsel, chief compliance officer, secretary and vice president. The Registrant is actively searching for legal counsel to represent it moving forward in a permanent fashion.

Thomas M. Jaspers, a member of the Registrant’s board of directors, its treasurer and chief financial officer and its former secretary has been elected as the Registrant’s interim secretary in replacement of Mr. Arce.

Section 9 - Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit Number	Description
99.01	Release Agreement dated December 2, 2021 between the Registrant and Behavioral Centers of South Florida LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET TECHNOLOGIES, INC.
Date: December 8, 2021
	By:	/s/Karen Lynn Fordham
Karen Lynn Fordham, President and Chief Executive Officer

	By:	/s/Thomas Jaspers
Thomas Jaspers, Treasurer and Chief Financial Officer and Iterim Secretary